EXHIBIT 10.02

Summary of Compensation Arrangements of Certain Executive Officers of Flex Ltd.

Note: The following summary of compensation arrangements does not include all previously reported compensation arrangements or awards granted under previously disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2025 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2025 Annual General Meeting of Shareholders.

Compensation for Revathi Advaithi (Chief Executive Officer)

Ms. Advaithi’s current annual base salary is $1,325,000. Ms. Advaithi will be eligible to participate in the Company’s annual incentive bonus plan and the long-term cash incentive deferred compensation program. Ms. Advaithi also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of her fiscal 2025 compensation.

Compensation for Paul R. Lundstrom (Chief Financial Officer)

Mr. Lundstrom’s current annual base salary is $735,000. Mr. Lundstrom has resigned effective July 31, 2024.

Compensation for Kwanghooi (Hooi) Tan

Mr. Tan’s current annual base salary is $700,000. In addition, Mr. Tan will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Tan also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2025 compensation.

Compensation for Michael P. Hartung

Mr. Hartung’s current annual base salary is $735,000. In addition, Mr. Hartung will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Hartung also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2025 compensation.

Compensation for Scott Offer

Mr. Offer’s current annual base salary is $663,000. In addition, Mr. Offer will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Offer also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2025 compensation.